SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  March 2, 2022

ENPRO INDUSTRIES, INC.
(Exact name of Registrant, as specified in its charter)

North Carolina	001-31225	01-0573945
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

5605 Carnegie Boulevard, Suite 500
Charlotte, North Carolina 28209
(Address of principal executive offices, including zip code)

(704) 731-1500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	NPO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported, on February 4, 2022, in connection with a management restructuring, Susan E. Sweeney was terminated as the Senior Vice President and Chief Human Resources Officer of EnPro Industries, Inc., (the “Company”) due to the elimination of her position with the Company.

On March 2, 2022, Ms. Sweeney and the Company entered into a letter agreement dated January 26, 2022 (the “Agreement”), which provides that, in connection with her separation of service, (i) she will be eligible to receive the severance benefits applicable upon a “qualifying termination” under the Company’s Senior Officer Severance Plan (generally, payment equal to 12 months of base salary, a prorated annual bonus based on the level of achievement of the Company’s performance in 2022, prorated vesting of outstanding performance-based long-term incentive awards based on the level of achievement of the Company’s performance in the applicable three-year performance period, to the extent that she qualifies for retirement, continued vesting of unvested stock options and the right to exercise vested stock options (including 2,083 stock options scheduled to vest on February 27, 2022) for one year after February 4, 2022, COBRA premium payments and payment of $40,000 in lieu of outplacement services), (ii) she will receive a lump sum payment of $233,000, subject to withholding for taxes, in return for her agreement to remain available for special projects requested by the Company’s Chief Executive Officer and to cooperate in the transition of her duties, and, (iii) due to her separation qualifying as a retirement, her outstanding restricted stock unit awards will vest on a prorated basis through her separation date as specified in the Agreement. These entitlements are conditioned on, among other things, Ms. Sweeney’s execution and nonrevocation of a release of claims and compliance with the terms of the Agreement and specified provisions of a restrictive covenant agreement between the Company and Ms. Sweeney, with the term of the employee non-solicitation covenant included in that agreement being extended by six months for a total of 18 months following her separation.

The foregoing description of the Agreement is qualified in its entirety by reference to the terms of the Agreement, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description

10.1	Letter agreement between EnPro Industries, Inc. and Susan E. Sweeney dated January 26, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 4, 2022

ENPRO INDUSTRIES, INC.

By:	/s/ Robert S. McLean
Robert S. McLean
Executive Vice President, General Counsel and Secretary